EXHIBIT 99.01

Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

Graham Hetherington appointed Chief Financial Officer and Board Director at Shire

Basingstoke, UK – 10th June, 2008 – The Board of Directors of Shire Limited (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company, announces today that Graham Hetherington will join the Company as Chief Financial Officer and Executive Board Director on 1st July 2008.

Graham Hetherington has a broad range of experience in senior financial roles having most recently held positions as the Chief Financial Officer of Bacardi (2007) and Allied Domecq PLC (1999-2005). In his role at Allied Domecq he was a key member of the team that transformed the performance, shape and reputation of Allied Domecq, doubling shareholder value and overseeing a period of consistent earnings per share growth.

A  Fellow of the Chartered Institute of Management Accountants (FCMA), Graham has valuable experience of leading finance functions for consumer brand driven organisations within the food and drink industry.

As previously announced, on June 18th 2008 Shire’s current Chief Financial Officer, Angus Russell becomes Chief Executive Officer; he will also be acting Chief Financial Officer until 1st July, when Graham Hetherington takes up the position.  On June 18th, Shire’s current Chief Executive Officer Matthew Emmens becomes Chairman and Non-Executive Director, and Shire’s current Chairman, Dr James Cavanaugh retires from the Shire Board.

Angus Russell, Shire current Chief Financial Officer commented:

“Graham brings to Shire a track record of delivering good financial results combined with extensive strategy, M&A and corporate development expertise in the rapidly changing food and drink industry.”

Matthew Emmens, Shire current Chief Executive Officer added:

“We welcome Graham to the Shire Board.  In addition to his contributions as the Company’s Chief Financial Officer, he brings a wealth of financial experience as well as a new perspective from another highly competitive industry.”

Graham Hetherington added:

“Shire stands out as a leader in its field because it has a differentiated model, a clear strategy and it is prepared to take calculated risks in the interest of consistently delivering growth and shareholder value.  I’m pleased to be joining a company with such a track record of innovation and I’m looking forward to bringing my experience of strong consumer driven industries to the Shire organisation.”

There are no details that are required to be disclosed under paragraph 9.6.13(2-6) of the UKLA Listing Rules.

Registered in England 5492592  Registered Office as above

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160

	Eric Rojas (North America)	+1 484 595 8252

Media	Jessica Mann (Rest of the World)	+44 1256 894 280

	Matthew Cabrey (North America)	+1 484 595 8248

	Jessica Cotrone (North America)	+1 617 613 4640

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit and hyperactivity disorder (ADHD), human genetic therapies (HGT), gastrointestinal (GI) and renal diseases. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.  Shire believes that a carefully selected portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of pharmaceutical research, product development including, but not limited to the successful development of JUVISTA® (Human TGFb3) and veleglucerase alfa (GA-GCB); manufacturing and commercialization including, but not limited to, the establishment in the market of VYVANSE™ (lisdexamfetamine dimesylate) (Attention Deficit and Hyperactivity Disorder (“ADHD”)); the impact of competitive products, including, but not limited to, the impact of those on Shire’s ADHD franchise; patents, including but not limited to, legal challenges relating to Shire’s ADHD franchise; government regulation and approval, including but not limited to the expected product approval date of INTUNIV™ (guanfacine extended release) (ADHD); Shire’s ability to secure new products for commercialization and/or development; and other risks and uncertainties detailed from time to time in Shire’s filings with the Securities and Exchange Commission, including Shire plc’s Annual Report on Form 10-K for the year ended December 31, 2007.

Registered in England 5492592  Registered Office as above